Exhibit 10.66

FIRST AMENDMENT TO PELLET SALE AND PURCHASE AGREEMENT

This FIRST AMENDMENT TO PELLET SALE AND PURCHASE AGREEMENT (the “Amendment”) is entered into, dated and effective as of December 16, 2004, by and among THE CLEVELAND-CLIFFS IRON COMPANY, an Ohio corporation (“CCIC”), CLIFFS MINING COMPANY, a Delaware corporation (“CMC”), NORTHSHORE MINING COMPANY, a Delaware corporation (“Northshore”), CLIFFS SALES COMPANY, an Ohio corporation formerly known as Northshore Sales Company (“Sales”; CCIC, CMC, Northshore and Sales, collectively, “Cliffs”), INTERNATIONAL STEEL GROUP INC., a Delaware corporation (“ISG”), ISG CLEVELAND INC., a Delaware corporation (“ISG Cleveland”), and ISG INDIANA HARBOR INC., a Delaware corporation (“ISG Indiana Harbor”; ISG, ISG Cleveland and ISG Indiana Harbor, collectively, “Steel”).

RECITALS

WHEREAS, Cliffs and Steel desire to enter into this Amendment to amend their Pellet Sale and Purchase Agreement, dated as of April 10, 2002 (the “Agreement”);

NOW, THEREFORE, in consideration of the premises, their mutual covenants and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The WHEREAS clause appearing on pages 1 and 2 of the Agreement is hereby deleted and the following added as a new WHEREAS clause:

WHEREAS, Cliffs desires to sell to Steel and Steel desires to purchase from Cliffs certain quantities of grades of iron ore pellets as follows: (i) such grades of iron ore standard pellets being those produced at the Empire Iron Mining Partnership iron ore pellet plant (“Empire Pellets”), located in Palmer, Michigan (“Empire Mine”); (ii) such grades of iron ore flux pellets being those produced at the Tilden Mining L.C. iron ore plant (“Tilden Pellets”), located in Ishpeming, Michigan (“Tilden Mine”); (iii) such grades of iron ore standard pellets being those produced at the Northshore Mining Company iron ore pellet plant (“Northshore Pellets”), located in Silver Bay, Minnesota (“Northshore Mine”); (iv) such grades of iron ore standard pellets being those produced at the Hibbing Taconite Company Joint Venture iron ore pellet plant (“Hibbing Pellets”), located in Hibbing, Minnesota (“Hibbing Mine”); (v) such grades of iron ore partial flux pellets being those produced at the United Taconite LLC Iron ore plant (“UTAC Pellets”), located in Eveleth, Minnesota (“UTAC Mine”); or (vi) such other pellet grades as may be mutually agreed to by the parties hereto (such Empire Pellets, Tilden Pellets, Northshore Pellets, Hibbing Pellets, UTAC Pellets, and other mutually agreed upon pellets collectively being referred to herein as “Cliffs Pellets”), all on the conditions contained herein.

2. Section 4(c) of the Agreement is hereby deleted and the following added as a new Section 4(c):

(c) With respect to the tonnage of Empire Pellets, Tilden Pellets, Northshore Pellets, Hibbing Pellets and UTAC Pellets which Cliffs will have available for sale to Steel, on or before December 31 of each year Cliffs shall notify Steel in writing as to the tonnage of Empire Pellets, Tilden Pellets, Northshore Pellets, Hibbing Pellets and UTAC Pellets Cliffs shall sell to Steel, which tonnage shall equal Steel’s Annual Pellet Tonnage Requirements for such year.

3. Section 5(c) of the Agreement is hereby deleted and the following is added as a new Section 5(c):

(c) The prices for the specific grades of Cliffs Pellets sold and purchased in each of the years 2003 and 2004 for the Cleveland Works or other dock area designated by Steel pursuant to Section 8(a), and the Indiana Harbor Works shall be based on the 2002 base prices per iron unit as described in Section 5(a) (iii) and 5(b)(ii) above (“2002 base prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works”), which 2002 base prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works shall then be adjusted, up or down, in the year 2003 and 2004 by an amount as determined in accordance with Section 5(d) below.

4. Sections 5(g)(i)(1) and (2) of the Agreement are hereby deleted and the following is added as new Sections 5(g)(i)(1) and 5(g)(i)(2):

(g)(1) In 2003 and 2004, annual special steel pricing payments (“Special Payment”) shall be made, wherein Cliffs shall pay Steel or Steel shall pay Cliffs, as the case may be, if Steel’s average annual unprocessed hot band steel pricing for actual sales in any contract year is below $230 per net ton or above $290 per net ton. The amount of the Special Payment shall be determined as follows:

(1)	If during 2003 or 2004, Steel’s average unprocessed hot band steel pricing for actual sales is below $230 per net ton, Cliffs shall pay Steel an amount equal to: (w) the amount below $230 per net ton, (x) multiplied by, 19%, (y) multiplied by the contract year’s average weighted pellet price per ton for the Cliffs Pellets consumed by Steel, (z) multiplied by the total tons of Cliffs Pellets which Steel consumed in the contract year.

(2)	If during 2003 or 2004, Steel’s average unprocessed hot band steel pricing for actual sales is above $290 per net ton, Steel shall pay Cliffs an amount equal to: (w) the amount above $290 per net ton, (x) multiplied by, 19%, (y) multiplied by the contract year’s average weighted pellet price per ton for the Cliffs Pellets consumed by Steel, (z) multiplied by the total tons of Cliffs Pellets which Steel consumed in the contract year.

5. The following is added as a new section 5A:

5A(a) The prices for specific grades of Cliffs Pellets sold and purchased in each of the years 2005 and thereafter for the Cleveland Works or other dock areas designated by Steel pursuant to Section 8(a), and Indiana Harbor Works shall be based on 2004 Base Prices as described in Section 5A(b), below, which 2004 Base Prices for each of the Cleveland Works and the Indiana Habor Works shall then be adjusted quarterly, up or down, in the year 2005 and thereafter by an amount as determined in accordance with Section 5A(c) below.

(b) For purposes of this Section 5A, the 2004 Base Prices per iron unit for Cliffs Pellets shall be as follows:

Cleveland Works

Grade	2004 Base Price	Expected Natural Iron Content	Estimated Price Per Ton
Tilden Flux	$0.8914	60.58	$54.00
UTAC Partial Flux	$0.8292	64.22	$53.25
Empire Standard	$0.8035	63.47	$51.00
Hibbing Standard	$0.8023	64.50	$51.75
Northshore Standard	$0.8029	63.21	$50.75

Indiana Harbor Works

Grade	2004 Base Price	Expected Natural Iron Content	Estimated Price Per Ton
Tilden Flux	$0.8542	60.58	$51.75
UTAC Partial Flux	$0.7941	64.22	$51.00
Empire Standard	$0.7681	63.47	$48.75
Hibbing Standard	$0.7674	64.50	$49.50
Northshore Standard	$0.7673	63.21	$48.50

(c) In order to determine the adjusted prices to be paid during the years 2005 and thereafter for the Cliffs Pellets, the 2004 Base Prices for each of the Cleveland Works and the Indiana Harbor Works and each of the following respective year’s then-adjusted prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works shall be further adjusted, up or down, each year for the year in determination as follows:

(1)	Divide (x) the numerator, which is the amount by which the Producer Price Index—Industrial Commodities Less Fuels (Series ID: wpu03t15m05) published by the United States Department of Labor (“PPI-IC”) for the calendar year in determination changes (up or down) from the immediately preceding calendar year’s PPI-IC; by (y) the denominator, which is the immediately preceding calendar year’s PPI-IC, and multiply the result obtained by 67%; and

(2)	Divide (x) the numerator, which is the amount by which the Producer Price Index—Fuel and Related Products and Power (Series ID: wpu05) published by the United States Department of Labor (“PPI-F”) for the calendar year in determination changes from the immediately preceding calendar year’s PPI-F; by (y) the denominator, which is the immediately preceding calendar year’s PPI-F, and multiply the result obtain by 33%; and

(3)	Sum the results obtained in paragraphs (1) and (2) above and multiply that total by 75%; and

(4)	Multiply the results determined in (3) above by the preceding year’s adjusted prices per iron unit, which will then equal the current year’s price adjustment per iron unit; and

(5)	Add the result determined in (4) above to the preceding year’s adjusted price per iron unit for the Cleveland Works and the Indiana Harbor Works, which will then equal the current year’s adjusted prices per iron unit for the Cleveland Works and the Indiana Harbor Works; and

(6)	Multiply the result determined in (5) above by the current year’s expected natural iron content, which will then equal the current year’s estimated price per ton for the Cleveland Works and the Indiana Harbor Works.

Those adjusted prices per ton shall then become the contract’s year estimated price for the Cliffs Pellets delivered to the Cleveland Works and the Indiana Harbor Works for the year in determination.

(d) The final price for all tons sold by Cliffs to Steel shall be based on actual natural iron content shipped, as provided in Section 6 of this Agreement.

(e) Attached as Exhibit 5 is an example of the adjustment formula applying the provisions of Sections 5A(b) and 5A(c).

(f)(i) Beginning in 2005, a Special Payment shall be made in each year, wherein Cliffs shall pay Steel or Steel shall pay Cliffs, as the case may be, if Steel’s average annual unprocessed hot band steel pricing for actual sales in any contract year is below $230 per net ton or above $400 per net ton. The amount of the Special Payment shall be determined as follows:

(1)	In any contract year in which Steel’s average unprocessed hot band steel pricing for actual sales is below $230 per net ton, Cliffs shall pay Steel an amount equal to: (w) the amount below $230 per net ton, (x) multiplied by, 19%, (y) multiplied by seventy-five percent (75%) of the contract year’s average weighted pellet price per ton for the Cliffs Pellets consumed by Steel, (z) multiplied by the total tons of Cliffs Pellets which Steel consumed in the contract year.

(2)	In any contract year in which Steel’s average unprocessed hot band steel pricing for actual sales is above $400 per net ton, Steel shall pay Cliffs an amount equal to: (w) the amount above $400 per net ton, (x) multiplied by, 19%, (y) multiplied by seventy-five percent (75%) of the contract year’s average weighted pellet price per ton for the Cliffs Pellets consumed by Steel, (z) multiplied by the total tons of Cliffs Pellets which Steel consumed in the contract year.

(3)	For the purpose of estimating the Special Payment, a steel pricing payment calculation shall be made by Steel following the end of each quarter, using the formula provided for in Sections 5A(f)(i)(1) and 5A(f)(i)(2) above for each quarter. This calculation (and payment, if any) shall be based on Steel’s average unprocessed hot band steel pricing for actual sales for the quarter and the pellet tonnage consumed by Steel in that quarter. Within 30 days following each quarter Steel shall notify Cliffs in writing of the amount (if any) payable by Cliffs to Steel or Steel to Cliffs, and a quarterly payment, if any, shall be made by Cliffs to Steel or Steel to Cliffs, as the case may be, within 45 days after the end of each quarter.

(4)	The final Special Payment calculation shall be made after the end of the year in accordance with Sections 5A(f)(i)(1) and 5A(f)(i)(2) above which will reflect Steel’s actual average annual unprocessed hot band steel pricing per net ton for actual sales for the full calendar year, and an adjustment will be made to reflect any difference between the actual year’s Special Payment and the quarterly estimated payments that were made during the year. Payment due, from either party, as a result of the actual annual calculation shall be made by February 15 of the year following the contract year.

(5)	Attached as Exhibits 6 and 7 are examples of the calculations applying the provisions of Sections 5A(f)(i).

(ii) In the event that in any year Steel’s annual total unprocessed hot band steel sales are less than 15% of Steel’s total annual steel sales, then Cliffs and Steel agree to review the annual total unprocessed hot band steel sales of

Steel. If the annual total unprocessed hot band steel sales of Steel for that year are greater than or equal to 15% of Steel’s total annual steel sales, then the provisions of Section 5A(f)(i) shall apply without further modification. If such 15% threshold is still not satisfied, then Cliffs and Steel agree to substitute another grade of steel for the unprocessed hot band steel which substituted grade of steel comprises an amount in excess of 15% of Steel’s total annual sales in order to determine the Special Payment. The $230 per net ton and $400 per net ton which are used for the price ranges, as provided for in Section 5A(f)(i) above, shall be adjusted as follows: (i) the actual average price per net ton of Steel’s substituted grade of steel sales from the previous year, less (ii) the unprocessed hot band steel sales from the previous year, (iii) with the difference between (i) and (ii) above being added to both the $230 per net ton and the $400 per net ton to determine the revised ranges for the substituted steel grade in order to determine the Special Payment.

(g) Prices for Cliffs Pellets shall be adjusted on a calendar quarterly basis based upon estimated and/or actual changes, as applicable, in the published indices specified in Section 5A(c) (“Quarterly Price Adjustment”). Cliffs shall calculate the Quarterly Price Adjustment and provide Steel with such Quarterly Price Adjustment by the 15th day after the end of each calendar quarter, or on such later date as may be mutually agreed between Cliffs and Steel. Cliffs shall issue an invoice or credit memo, as the case may be, to Steel concurrently with the Quarterly Price Adjustment, and payment from Cliffs to Steel or Steel to Cliffs, as the case may be, shall be made by the 15th day following issuance of the invoice or credit memo, as the case may be.

6. Exhibit 1 is hereby deleted and a new Exhibit 1 is hereby attached to this Agreement and incorporated in the Agreement by reference.

* * * END OF PAGE * * *

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers.

THE CLEVELAND-CLIFFS IRON COMPANY		INTERNATIONAL STEEL GROUP INC.

By:	/s/ W. R. Calfee	By:	/s/ Rodney Mott
Name:	W. R. Calfee	Name:
Title:	President	Title:

CLIFFS MINING COMPANY		ISG CLEVELAND INC.

By:	/s/ W. R. Calfee	By:	/s/ Rodney Mott
Name:	W. R. Calfee	Name:
Title:	Executive Vice President—Commercial	Title:

NORTHSHORE MINING COMPANY		ISG INDIANA HARBOR INC.

By:	/s/ W. R. Calfee	By:	/s/ Rodney Mott
Name:	W. R. Calfee	Name:
Title:	Executive Vice President—Commercial	Title:

CLIFFS SALES COMPANY

By:	/s/ W. R. Calfee
Name:	W. R. Calfee
Title:	Executive Vice President—Commercial